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SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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☒	Definitive Proxy Statement
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☐	Soliciting Material Rule 14a-12
ImproveNet, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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IMPROVENET, INC.
1286 ODDSTAD DRIVE
REDWOOD CITY, CA 94063

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON JUNE 6, 2002

TO THE STOCKHOLDERS OF IMPROVENET, INC.:

        NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of ImproveNet, Inc., a Delaware corporation (the "Company"), will be held on Thursday, June 6, 2002 at 2:00 p.m. local time at 1286 Oddstad Drive, Redwood City, CA 94063, for the following purposes:

1.
To elect two directors to hold office until the 2005 Annual Meeting of Stockholders.

2.
To ratify the selection of PricewaterhouseCoopers LLP as independent auditors of the Company for its fiscal year ending December 31, 2002.

3.
To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

        The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

        The Board of Directors has fixed the close of business on April 8, 2002, as the record date for the determination of stockholders entitled to notice of and to vote at this Annual Meeting and at any adjournment or postponement thereof.

By Order of the Board of Directors
Brian Evans Secretary

Palo Alto, California
April 30, 2002

        ALL STOCKHOLDERS ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON. WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE IN ORDER TO ENSURE YOUR REPRESENTATION AT THE MEETING. A RETURN ENVELOPE (WHICH IS POSTAGE PREPAID IF MAILED IN THE UNITED STATES) IS ENCLOSED FOR THAT PURPOSE. EVEN IF YOU HAVE GIVEN YOUR PROXY, YOU MAY STILL VOTE IN PERSON IF YOU ATTEND THE MEETING. PLEASE NOTE, HOWEVER, THAT IF YOUR SHARES ARE HELD OF RECORD BY A BROKER, BANK OR OTHER NOMINEE AND YOU WISH TO VOTE AT THE MEETING, YOU MUST OBTAIN FROM THE RECORD HOLDER A PROXY ISSUED IN YOUR NAME.

IMPROVENET, INC.
1286 ODDSTAD DRIVE
REDWOOD CITY, CA 94063

PROXY STATEMENT
FOR ANNUAL MEETING OF STOCKHOLDERS
JUNE 6, 2002

INFORMATION CONCERNING SOLICITATION AND VOTING

GENERAL

        The enclosed proxy is solicited on behalf of the Board of Directors of ImproveNet, Inc., a Delaware corporation ("ImproveNet" or the "Company"), for use at the Annual Meeting of Stockholders to be held on June 6, 2002, at 2:00 p.m. local time (the "Annual Meeting"), or at any adjournment or postponement thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting. The Annual Meeting will be held at 1286 Oddstad Drive, Redwood City, CA 94063. The Company intends to mail this proxy statement and accompanying proxy card on or about May 3, 2002, to all stockholders entitled to vote at the Annual Meeting.

SOLICITATION

        The Company will bear the entire cost of solicitation of proxies, including preparation, assembly, printing and mailing of this proxy statement, the proxy card and any additional information furnished to stockholders. Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries and custodians holding in their names shares of Common Stock beneficially owned by others to forward to such beneficial owners. The Company may reimburse persons representing beneficial owners of Common Stock for their costs of forwarding solicitation materials to such beneficial owners. Original solicitation of proxies by mail may be supplemented by telephone, telegram or personal solicitation by directors, officers or other regular employees of the Company.

VOTING RIGHTS AND OUTSTANDING SHARES

        Only holders of record of Common Stock at the close of business on April 8, 2002 will be entitled to notice of and to vote at the Annual Meeting. At the close of business on April 8, 2002 the Company had outstanding and entitled to vote 18,106,540 shares of Common Stock.

        All votes will be tabulated by the inspector of election appointed for the meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes. Abstentions will be counted towards the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether a matter has been approved.

REVOCABILITY OF PROXIES

        Any person giving a proxy pursuant to this solicitation has the power to revoke it at any time before it is voted. Proxies may be revoked by any of the following actions:

  •
  filing a written notice of revocation with the Secretary of the Company at the Company's principal executive office (1286 Oddstad Drive, Redwood City, California, 94063);

  •
  filing a properly executed proxy bearing a later date; or

  •
  by attending the meeting and voting in person (attendance at the meeting will not, by itself, revoke a proxy).

STOCKHOLDER PROPOSALS

        The deadline for submitting a stockholder proposal for inclusion in the Company's proxy statement and form of proxy for the Company's 2003 annual meeting of stockholders pursuant to Rule 14a-8 of the Securities and Exchange Commission is December 13, 2002. Unless a stockholder who wishes to bring a matter before the stockholders at the Company's 2002 annual meeting of stockholders notifies the Company of such matter prior to February 28, 2003, management will have discretionary authority to vote all shares for which it has proxies in opposition to such matter. Stockholders are also advised to review the Company's Bylaws, which contain additional requirements with respect to advance notice of stockholder proposals and director nominations.

PROPOSAL 1

ELECTION OF DIRECTORS

        The Company's Fourth Restated Certificate of Incorporation and Bylaws provide that the Board of Directors shall be divided into three classes, each class consisting, as nearly as possible, of one-third of the total number of directors, with each class having a three-year term. Vacancies on the Board may be filled by the affirmative vote of a majority of the remaining directors. A director elected by the Board to fill a vacancy (including a vacancy created by an increase in the number of directors) shall serve for the remainder of the full term of the class of directors in which the vacancy occurred and until such director's successor is elected and qualified.

        The authorized size of the Board of Directors is presently eight members. There are currently two vacancies. There are two directors in the class whose term of office expires in 2002. Each of the nominees for election to this class is currently a director of the Company who was previously elected by the Board. If elected at the Annual Meeting, each of the nominees would serve until the 2005 annual meeting and until his or her successor is elected and has qualified, or until such director's earlier death, resignation or removal.

        Directors are elected by a plurality of the votes present in person or represented by proxy and entitled to vote at the meeting. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the two nominees named below. In the event that any nominee should be unavailable for election as a result of an unexpected occurrence, such shares will be voted for the election of such substitute nominee as management may propose. Each person nominated for election has agreed to serve if elected, and management has no reason to believe that any nominee will be unable to serve.

        The Company is obligated pursuant to a Fourth and Amended and Restated Voting Agreement dated November 23, 1999, between the Company and Owens Corning to nominate one designee of Owens Corning for election to our board of directors as long as Owens Corning owns at least 500,000 shares of common stock. Owens Corning's has not nominated a replacement for Rhonda Brooks, who resigned during the fiscal year ended December 31, 2001.

        Set forth below is biographical information for each person nominated and each person whose term of office as a director will continue after the Annual Meeting.

THE BOARD OF DIRECTORS RECOMMENDS
A VOTE IN FAVOR OF EACH NAMED NOMINEE

NOMINEES FOR ELECTION FOR A THREE-YEAR TERM EXPIRING AT THE 2005 ANNUAL MEETING—CLASS II

Charles Brown

        Mr. Brown has served as a director of ImproveNet since July 2001. Since 1996, Mr. Brown has been President of Aqua Glass Corporation, a residential bathing fixture supplier. Prior to joining Aqua

Glass, Mr. Brown was Vice President of Marketing for Masco Corporation's Plumbing Products Division.

Garrett Gruener

        Mr. Gruener has served as a director of ImproveNet since March 1997. Mr. Gruener has been a managing director of Alta Partners, a venture capital firm, since 1996. From 1992 to 1997, Mr. Gruener was a Vice President at Burr, Egan, Deleage & Co., a venture capital company, and currently remains a Vice President and General Partner of certain funds affiliated with Burr, Egan, Deleage & Co. Mr. Gruener is on the board of directors of Be, Inc. and ImageX.com, Inc., and is the chairman of the board of Ask Jeeves, Inc.

THE BOARD OF DIRECTORS RECOMMENDS
A VOTE IN FAVOR OF EACH NAMED NOMINEE.

DIRECTORS CONTINUING IN OFFICE UNTIL THE 2003 ANNUAL MEETING—CLASS III

Ronald B. Cooper

        Mr. Cooper has served as our president and chief executive officer since March 1999, as a director since September 1999 and as chairman of the board of directors since August 2000. From July 1996 to March 1999, Mr. Cooper was president of Price Pfister, Black and Decker's plumbing products division. From August 1992 to July 1996, Mr. Cooper was president of three other Black and Decker divisions: Power Tool Accessories, PRC Realty Systems and PRC Commercial Systems Group.

DIRECTORS CONTINUING IN OFFICE UNTIL THE 2004 ANNUAL MEETING—CLASS I

Andrew Anker

        Mr. Anker has served as a director of ImproveNet since March 1999. Mr. Anker has been at August Capital, a venture capital company, since April 1998 and has been a partner since March 1999. From 1994 to February 1998, Mr. Anker served as chief executive officer of Wired Digital, Inc., an Internet-based news and media company.

Alex Knight

        Mr. Knight has served as a director of ImproveNet since February 1999. Mr. Knight has been at ARCH Venture Partners, a venture capital company, since February 1997, and has been a managing director of ARCH Venture Fund IV, LLC since its formation in February 1999. From March 1996 to February 1997, Mr. Knight was a consultant to several Internet companies. From May 1995 to March 1996, Mr. Knight was executive vice president of News/MCI Internet Ventures, an Internet services company.

Robert L. Stevens

        Mr. Stevens is one of our co-founders and has served as a director of ImproveNet since January 1996. Mr. Stevens served as chairman of the board of directors from January 1996 to August 2000. Mr. Stevens served as our president and chief executive officer from January 1996 to March 1999.

BOARD COMMITTEES AND MEETINGS

        During the fiscal year ended December 31, 2001 the Board of Directors held eight meetings and acted by unanimous written consent two times. The Board of Directors has an Audit Committee and a Compensation Committee.

        Pursuant to its charter, the Audit Committee is scheduled to meet with the Company's independent auditors at least quarterly to review the results of the annual audit and discuss the financial statements; recommend to the Board the independent auditors to be retained; oversee the independence of the independent auditors; evaluate the independent auditors' performance; and receive and consider the independent auditors' comments as to controls, adequacy of staff and management performance and procedures in connection with audit and financial controls. The Audit Committee is composed of three directors and it met four times during the fiscal year ended December 31, 2001. For the fiscal year ended December 31, 2001, the Audit Committee consisted of Messrs. Brown, Gruener and Stevens. All members of the Company's Audit Committee were independent (as independence is defined in Rule 4200(a)(14) of the NASD listing standards), except for Mr. Gruener and Mr. Stevens. Mr. Gruener is managing director of Alta Partners. Entities affiliated with Alta Partners beneficially own 2,322,803 shares of the Company's common stock. Mr. Stevens has been an executive officer of the Company within the last three years. The Board of Directors of the Company determined that it was in the best interests of the Company and its stockholders for Mr. Gruener and Mr. Stevens to serve on the Audit Committee. The Audit Committee has adopted a written Audit Committee Charter that is attached hereto as Appendix A.

        The Compensation Committee makes recommendations concerning salaries and incentive compensation, awards stock options to employees and consultants under the Company's stock option plans and otherwise determines compensation levels and performs such other functions regarding compensation as the Board may delegate. The Compensation Committee is composed of three outside directors: Messrs. Anker, Knight and Stevens. The Compensation Committee did not meet last year. For the fiscal year ended December 31, 2001, the Company's non-employee directors performed the duties delegated to the Compensation Committee.

        During the fiscal year ended December 31, 2001, each Board member attended 75% or more of the aggregate of the meetings of the Board and of the committees on which he served, held during the period for which he was a director or committee member, respectively.

PROPOSAL 2

RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

        The Board of Directors has selected PricewaterhouseCoopers LLP as the Company's independent auditors for the fiscal year ending December 31, 2002 and has further directed that management submit the selection of independent auditors for ratification by the stockholders at the Annual Meeting. PricewaterhouseCoopers LLP has audited the Company's financial statements since its inception. Representatives of PricewaterhouseCoopers LLP are expected to be present at the Annual Meeting, will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

        Stockholder ratification of the selection of PricewaterhouseCoopers LLP as the Company's independent auditors is not required by the Company's Bylaws or otherwise. However, the Board is submitting the selection of PricewaterhouseCoopers LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee and the Board will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee and the Board in their discretion may direct the appointment of different independent auditors at any time during the year if they determine that such a change would be in the best interests of the Company and its stockholders.

        The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the Annual Meeting will be required to ratify the selection of PricewaterhouseCoopers LLP. Abstentions will be counted toward the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether this matter has been approved.

        AUDIT FEES.    During the fiscal year ended December 31, 2001, the aggregate fees billed by PricewaterhouseCoopers LLP for the audit of the Company's financial statements for such fiscal year and for the reviews of the Company's interim financial statements was approximately $307,000.

        FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES    During the fiscal year ended December 31, 2001, no fees were billed by PricewaterhouseCoopers LLP for information technology consulting.

        ALL OTHER FEES.    During fiscal year ended December 31, 2001, the aggregate fees billed by PricewaterhouseCoopers LLP for professional services other than audit and information technology consulting fees was $33,000.

        The Audit Committee has determined that the rendering of the other non-audit services by PricewaterhouseCoopers LLP is compatible with maintaining the auditor's independence.

THE BOARD OF DIRECTORS RECOMMENDS
A Vote In Favor Of Proposal 2.

EXECUTIVE OFFICERS

        As of April 15, 2002, our executive officers are as follows:

Name	Age	Position
Ronald B. Cooper	47	President, Chief Executive Officer and Director
Don Gaspar	38	Senior Vice President, Engineering and Development, and Chief Technology Officer
William E. Crosby	46	Senior Vice President, Editorial, Partnership Services

        Biographical information about Mr. Cooper is included under the caption, "Directors Continuing in Office Until the 2003 Annual Meeting".

        Don Gaspar has served as our senior vice president, engineering and development and chief technology officer since September 1999. From November 1997 to September 1999, he was vice president of engineering and chief technology officer at TelePost, an internet telecommunications company. From March 1996 to November 1997, he was the sole owner of Gigantor Software Development, Inc., a consulting company, and he is currently Chairman of the Board of that company. From April 1995 to March 1996, he was project leader and manager of engineering at Netcom, an online services company. From April 1994 to April 1995, he was a principal engineer and project leader at Lotus Software Development, a software company.

        William A. Crosby has served as our vice president, editorial since June 1997 and has served as our senior vice president, partnership services since January 2001. From September 1977 to August 1996, Mr. Crosby served in a variety of positions at Sunset Magazine, most recently senior writer.

SECURITY OWNERSHIP OF
CERTAIN BENEFICIAL OWNERS AND MANAGEMENT(1)

        The following table and footnotes set forth certain information regarding the ownership of the Company's Common Stock as of March 15, 2002 by: (i) each director and nominee for director; (ii) each of the executive officers named in the Summary Compensation Table; (iii) all executive officers and directors of the Company as a group; and (iv) all those known by the Company to be beneficial owners of more than five percent of its Common Stock. Unless indicated below, the address for each listed stockholder is c/o ImproveNet, Inc., 1286 Oddstad Drive, Redwood City, CA 94063.

Name and Address of Beneficial Owner	Number of Shares of Common Stock Beneficially Owned	Percent Beneficially Owned
Directors and Executive Officers
Ronald B. Cooper(2)	126,204	*
Garrett Gruener(3)	2,342,247	12.9
Andrew Anker(4)	1,621,036	8.9
Robert L. Stevens(5)	546,453	3.0
Alex Knight(6)	41,469	*
Charles Brown(7)	25,434	*
Don Gaspar	123,000	*
William Crosby(8)	88,723	*
Richard Roof	130,000	*
5% Stockholders
Alta California Partners, L.P.(9)	2,322,803	12.8
ARCH Venture Fund III, L.P.	1,731,971	9.6
GE Capital Equity Investments, Inc.	1,624,627	9.0
August Capital II, L.P.	1,583,392	8.7
Microsoft Corporation(10)	1,238,889	6.6
All directors and executive officers as a group (8 persons) (11)	5,031,789	27.6

*
Less than one percent.
(1)
This table is based upon information supplied by officers, directors and principal stockholders and Forms 3, 4 and 5 as filed with the Securities and Exchange Commission (the "SEC"). Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, the Company believes that each of the stockholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned. Applicable percentages are based on 18,106,540 shares outstanding on March 15, 2002, adjusted as required by rules promulgated by the SEC. Such SEC rules require that shares of common stock subject to options or warrants that are currently exercisable or exercisable within 60 days of March 15, 2002 are deemed to be outstanding and to be beneficially owned by the person or entity holding the options or warrants but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.
(2)
Includes 32,871 shares issuable at a per share exercise price of $0.25 pursuant to options that vest within 60 days and 23,333 shares issuable at a per share exercise price of $6.25 pursuant to options that vest within 60 days.
(3)
Includes 2,270,917 shares held by Alta California Partners, L.P., 51,886 shares held by Alta Embarcadero Partners, L.P., 14,444 shares issuable at a per share exercise price of $16.00 pursuant to options that vest within 60 days and 5,000 shares issuable at a per share exercise price of $0.33 pursuant to options that vest within 60 days. Mr. Gruener is a general partner of these entities and disclaims beneficial ownership of the shares held by these entities except to the extent of his pecuniary interest therein.

(4)
Includes 1,583,392 shares held by August Capital II, L.P, 14,444 shares issuable at a per share exercise price of $16.00 pursuant to options that vest within 60 days and 5,000 shares issuable at a per share exercise price of $0.33 pursuant to options that vest within 60 days. Mr. Anker is a partner of August Capital and disclaims beneficial ownership of the shares held by August Capital II, L.P. except to the extent of his pecuniary interest therein.
(5)
Includes 297,338 shares held pursuant to the Revocable Trust Agreement dated 8/9/78, of which Robert L. Stevens and Karen L. Stevens are trustees, 15,000 shares held by Karen L. Stevens, Trustee of the Karen L. Stevens 1999 Annuity Trust, 15,000 shares held by Robert L. Stevens, Trustee of the Robert L. Stevens 1999 Annuity Trust, 7,777 shares issuable at a per share price of $0.34 pursuant to options that vest within 60 days and 5,000 shares issuable at a per share price of $0.33 pursuant to options that vest within 60 days. Does not include 5,000 shares held by Jason C. Stevens and 5,000 shares held by Kevin M. Stevens, adult children of Mr. Stevens. Does not include 25,000 shares held by G. Bickley Stevens II and Sara J. Emerson, 110,000 shares held by G. Bickley Stevens II, 5,000 shares issuable to G. Bickley Stevens II at a weighted average per share exercise price of $1.00 pursuant to warrants that vest within 60 days and 1,500 shares issuable to G. Bickley Stevens II at a weighted average per share exercise price of $1.00 pursuant to options that vest within 60 days. Mr. Stevens disclaims beneficial ownership of the shares held by Jason C. Stevens, Kevin M. Stevens and G. Bickley Stevens II. G. Bickley Stevens II is the brother of Mr. Stevens.
(6)
Includes 14,444 shares issuable at a per share exercise price of $16.00 pursuant to options that vest within 60 days and 5,000 shares issuable at a per share exercise price of $0.33 pursuant to options that vest within 60 days. Does not include 1,731,971 shares held by entities affiliated with ARCH Venture Fund III, L.P. Alex Knight, one of our directors, is a managing director of ARCH Venture Fund IV, LLC, the general partner of ARCH Venture Fund IV, L.P., which does not own any of our shares. Mr. Knight does not have voting control of investment power over shares held by ARCH Venture Fund III, L.P. and therefore disclaims beneficial ownership of those shares.
(7)
Includes 12,777 shares issuable at a per share exercise price of $3.9375 pursuant to options that vest within 60 days and 5,000 shares issuable at a per share exercise price of $0.33 pursuant to options that vest within 60 days.
(8)
Includes 16,666 shares issuable at a per share exercise price of $0.8125 pursuant to options that vest within 60 days.
(9)
Includes 2,270,917 shares held by Alta California Partners, L.P. and 51,886 shares held by Alta Embarcadero Partners, L.P..
(10)
Includes 583,333 shares issuable at a per share exercise price of $13.50 pursuant to warrants that vest within 60 days and 100,000 shares issuable at a weighted average per share exercise price of $0.01 pursuant to warrants that vest within 60 days.
(11)
Includes 161,756 shares issuable at a weighted average exercise price of $5.70 per share pursuant to options that vest within 60 days and 3,906,195 shares held by related entities

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Securities Exchange Act of 1934 (the "1934 Act") requires the Company's directors and executive officers, and persons who own more than ten percent of a registered class of the Company's equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

        To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended December 31, 2001, all Section 16(a) filing requirements applicable to its officers, directors and greater than ten percent beneficial owners were complied with; except that one report, covering one transaction, was filed late by Mr. Cooper and an initial report of ownership was filed late by Mr. Brown.

EXECUTIVE COMPENSATION

COMPENSATION OF DIRECTORS

        Directors currently receive no cash compensation from us for their services as members of the board or for attendance at committee meetings. Members of the board are reimbursed for some expenses in connection with attendance at board and committee meetings.

        During the last fiscal year, the Company granted options covering 5,000 shares to each non-employee director of the Company at an exercise price of $0.34 per share, the fair market value of such Common Stock on the date of grant. These options granted to such directors shall vest 1/12th each month after the date of the grant. The term of options is ten years. As of March 15, 2002, none of these options had been exercised.

COMPENSATION OF EXECUTIVE OFFICERS

SUMMARY OF COMPENSATION

        The following table shows for the fiscal years ended December 31, 1999, 2000 and 2001, compensation awarded or paid to, or earned by, the Company's Chief Executive Officer and its other three most highly compensated executive officers at December 31, 2001 that earned more than $100,000 (the "Named Executive Officers"):

							Long-Term Compensation
		Annual Compensation					Awards
Name and Principal Position	Year	Salary ($)	Bonus ($)		Other Annual Compensation ($)		Restricted Stock Awards ($)		Securities Underlying Options/SARs (#)
Mr. Ronald B. Cooper President and Chief Executive Officer	2001 2000 1999	315,539 296,154 228,125	80,000 150,000 —	(2) (1)	143,002 — 9,637	(5) (3)	— — —		200,000 60,000 577,102
Mr. William Crosby Senior Vice President, Editorial, Partnership Services	2001 2000 1999	159,370 125,569 114,000	54,280 41,448 —	(2) (1)	— 104,564 —	(6)	— 6,901 —	(4)	50,000 — 125,000
Mr. Donald Gaspar Chief Technology Officer	2001 2000 1999	203,934 191,908 45,808	91,563 61,104 —	(2) (1)	— — —		23,408 15,313 —	(4) (4)	— 3,000 120,000
Mr. Richard A. Roof Former Senior Vice President, Project Services	2001 2000 1999	169,944 159,923 96,875	76,302 75,920 —	(2) (1)	— 104,564 —	(6)	23,552 12,305 —	(4) (4)	— 5,000 50,000

(1)
Represent amounts paid in 2000 for services rendered in 1999.
(2)
Represent amounts paid in 2001 for services rendered in 2000.
(3)
Represents reimbursement for travel expenses.
(4)
Represents the dollar value of shares awarded, calculated by multiplying the market value on the date of grant ($0.4375) by the number of shares awarded in fiscal years 2000 and 2001. In October 2000, the Board adopted the Company's Restricted Share Grant Program pursuant to which the Named Executive Officers were given the opportunity to exchange each unexercised option for an equal number of shares of restricted common stock.
(5)
Amount represents forgiveness by the Company of interest accrued pursuant to a loan to the Named Executive Officer.
(6)
Amounts represent forgiveness by the Company of loans to the Named Executive Officer.

STOCK OPTION GRANTS AND EXERCISES

        The Company grants options to its executive officers under its 1999 Equity Incentive Plan. As of March 15, 2002, options to purchase a total of 608,000 shares were outstanding under the 1999 Equity Incentive Plan and options to purchase 1,845,576 shares remained available for grant thereunder.

        The potential realizable value is calculated based on the ten year term of the option and the market value at the time of grant. Based on the rules promulgated by the Securities and Exchange Commission, we have assumed a stock appreciation of 5% and 10% from the date of the grant. These assumptions do not represent our prediction of our stock price performance. The potential realizable values at 5% and 10% appreciation are calculated by:

  •
  multiplying the number of shares of common stock subject to a given option by the value used by the Company for accounting purposes to determine, if any, compensation expense related to the option grant;

  •
  assuming that the total stock value derived from that calculation compounds at the annual 5% or 10% rate shown in the table from the date of grant of the options until the expiration of the options; and

  •
  subtracting from that result the total option exercise price.

        The following tables show for the fiscal year ended December 31, 2001, certain information regarding options granted to, exercised by, and held at year end by, the Named Executive Officers:

OPTION GRANTS IN LAST FISCAL YEAR

Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term
Individual Grants
	Number of Securities Underlying Options/SARs Granted (#)	% of Total Options/SARs Granted to Employees in Fiscal Year
Name			Exercise Or Base Price ($/Sh)	Expiration Date
					5% ($)	10% ($)
Ronald Cooper	200,000	32.9	0.5625	03/14/11	70,875	178,875
William Crosby	50,000	8.2	0.875	01/17/11	27,563	69,563
Donald Gaspar	—	—	—	—	—	—
Richard Roof	—	—	—	—	—	—

AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR, AND FY-END OPTION/SAR VALUES

Name	Shares Acquired on Exercise (#)	Value Realized ($)	Number of Securities Underlying Unexercised Options/SARs at FY-End (#) Exercisable/ Unexercisable	Value of Unexercised In-the-Money Options/SARs at FY-End ($) Exercisable/ Unexercisable
Mr. Cooper	0	0	0/377,162	0/0
Mr. Crosby	0	0	0/50,000	0/0
Mr. Gaspar	0	0	0/0	0/0
Mr. Roof	0	0	0/0	0/0

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

        None of the Company's executive officers serve as a member of the board of directors or compensation committee of any entity that has one or more executive officer serving as a member of the Company's board of directors or compensation committee. Messrs. Anker, Knight and Stevens serve as members of the compensation committee. Investment entities affiliated with Messrs. Anker and Knight hold shares of the Company's common stock.

COMPENSATION COMMITTEE REPORT(1)

         The Compensation Committee of ImproveNet's Board of Directors is composed of Messrs. Anker, Knight and Stevens, none of whom is currently an officer or employee of ImproveNet. The Committee is responsible for establishing ImproveNet's compensation programs for all employees, including executives. For executive officers, the Compensation Committee evaluates performance and determines compensation policies and levels. For the fiscal year ended December 31, 2001, the Company's non-employee directors, collectively, performed the duties of the Compensation Committee.

(1)
The material in this report is not "soliciting material," is not deemed filed with the SEC and is not to be incorporated by reference in any of our filings under the Securities Act of 1933, as amended, or the Exchange Act whether made before or after the date of this Proxy Statement and irrespective of any general incorporation language therein.

Compensation Philosophy

        The goals of ImproveNet's compensation program are to align compensation with business objectives and performance and to enable ImproveNet to attract, retain and reward executive officers and other key employees who contribute to the long-term success of ImproveNet and to motivate them to enhance long-term stockholder value. Key elements of this philosophy are:

  •
  ImproveNet pays competitively with leading companies with which ImproveNet competes for talent.

  •
  ImproveNet seeks to maintain annual incentive opportunities sufficient to provide motivation to achieve specific operating goals and to generate rewards that bring total compensation to competitive levels.

  •
  ImproveNet provides significant equity-based incentives for executives and other key employees to ensure that they are motivated over the long-term to respond to ImproveNet's business challenges and opportunities as owners and not just as employees.

        Base Salary.    The non-employee directors reviews each executive officer's base salary. Based upon their extensive industry backgrounds, the non-employee directors set base salaries for executives and other key employees at levels they believed to be competitive with similarly situated companies. When reviewing base salaries, the non-employee directors considers individual and corporate performance, levels of responsibility, prior experience, breadth of knowledge and competitive pay practices.

        Annual Bonus Plan.    The actual bonus amount earned by ImproveNet's employees depends on the extent to which company and individual performance objectives are achieved. In 2001, ImproveNet's objectives consisted of operating, strategic and financial goals that were considered to be critical to ImproveNet's fundamental long-term goal of building stockholder value.

        Long-Term Incentives.    ImproveNet's long-term incentive program consists of the 1999 Equity Incentive Plan, the 1999 Employee Stock Purchase Plan and a Restricted Share Grant Program adopted by the Company's Board of Directors in October of 1999. The 1999 Equity Incentive Plan utilizes vesting periods (generally four years) to encourage key employees to continue in the employ of

ImproveNet. Through option grants, executives receive significant equity incentives to build long-term stockholder value. Grants are made at 100% of fair market value on the date of grant. Executives receive value from these grants only if ImproveNet's Common Stock appreciates over the long-term. The size of option grants is determined based on competitive practices at leading companies in ImproveNet's industry and ImproveNet's philosophy of significantly linking executive compensation with stockholder interests. Due to the decrease in our common stock price during the year 2000, the Board of Directors adopted the Restricted Share Grant Program entitling employees and executive officers with unexercised options to exchange those options for shares of common stock at a ratio related to the exercise price of the respective option. The 1999 Employee Stock Purchase Plan allows employees to deduct up to 15% of their base compensation for the purchase of stock under the purchase plan. Each employee's participation in the 1999 Employee Stock Purchase Plan is limited to $25,000 of the fair market value of the Company's Common Stock, measured as of the beginning of the offering period under this plan. Due to the Company's delisting from the Nasdaq National Market in June 2001, the Company's Board of Directors cancelled all future purchases under the Employee Stock Purchase Plan until such time as such purchases would be in compliance with state securities laws.

Corporate Performance and Chief Executive Officer Compensation

        Based upon the experience of the non-employee directors, the non-employee directors set Mr. Cooper's base annual salary during fiscal 2001 at $320,000. In setting this amount, the Compensation Committee took into account (i) Mr. Cooper's significant and broad-based experience in this industry, (ii) the scope of Mr. Cooper's responsibilities, and (iii) the Board's confidence in Mr. Cooper to lead ImproveNet's continued development. Considering these factors, in March of 2001, Mr. Cooper was granted: (A) an option to purchase 60,000 shares of Common Stock as an incentive for future performance which vests over four years; and (B) an option to purchase 140,000 shares of Common Stock which vests upon the earlier to occur of six years from the date of grant or upon achievement of EBITDA break-even. The Compensation Committee determined that these option grants were consistent with competitive practices.

        During 2001, ImproveNet achieved some, but not all of its corporate objectives. The Committee rated Mr. Cooper's individual performance as above average primarily reflecting ImproveNet's achievement of some of the goals determined at the beginning of fiscal 2001, despite difficult industry and market-related conditions. This performance level resulted in a bonus to him of $60,000 for the fiscal year ended 2001, which was paid in cash during January 2002.

Conclusion

        Through the plans described above, a significant portion of ImproveNet's compensation program and Mr. Cooper's compensation are contingent on Company performance, and realization of benefits is closely linked to increases in long-term stockholder value. ImproveNet remains committed to this philosophy of pay for performance, recognizing that the competitive market for talented executives and the volatility of ImproveNet's business may result in highly variable compensation for a particular time period.

NON-EMPLOYEE DIRECTORS
Andrew Anker Garrett Gruener Alex Knight Robert Stevens Charles Brown

REPORT OF THE AUDIT COMMITTEE FOR FISCAL YEAR 2001(1)

        The Audit Committee has the responsibility, under delegated authority from the Company's Board of Directors, for providing independent, objective oversight of the Company's accounting functions and internal controls. The Audit Committee acts under a written charter adopted and approved by the Board of Directors in December 1999. A copy of the Audit Committee Charter is attached to this Proxy Statement as Appendix A.

        The Audit Committee oversees the Company's financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process, including the systems of internal controls. In fulfilling its oversight responsibilities, the Audit Committee reviewed, with management, the audited financial statements of the Company included in the 2001 Annual Report to Stockholders including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements.

        The Audit Committee reviewed with the independent auditors, who are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, the independent auditors' judgments as to the quality, not just the acceptability, of the Company's accounting principles and such other matters as are required to be discussed with the Audit Committee under generally accepted auditing standards. In addition, the Audit Committee discussed with the independent auditors the auditors' independence from management and the Company, including the matters in the written disclosures required by the Independence Standards Board.

        The Audit Committee discussed with the Company's independent and internal auditors the overall scope and plans for their respective audits. The Audit Committee meets with the internal and independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of the Company's internal controls and the overall quality of the Company's financial reporting.

        In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors (and the Board of Directors approved) that the audited financial statements of the Company be approved and included in the Company's Annual Report on Form 10-K for the year ended December 31, 2001 to be filed with the Securities and Exchange Commission. The Audit Committee and the Board of Directors also have recommended, subject to stockholder approval, the selection of the PricewaterhouseCoopers LLP as independent auditors.

                      THE AUDIT COMMITTEE
                      Charles Brown
                      Garrett Gruener
                      Robert Stevens

(1)
The material in this report is not "soliciting material,' is not deemed filed with the SEC and is not to be incorporated by reference in any of our filings under the Securities Act of 1933, as amended, or the Exchange Act whether made before or after the date of this Proxy Statement and irrespective of any general incorporation language therein.

PERFORMANCE MEASUREMENT COMPARISON(1)

        The following graph shows the total stockholder return of an investment of $100 in cash on January 1, 2001 for (i) the Company's Common Stock, (ii) the Russell 2000 Index (the "Russell 2000") and (iii) the JP Morgan H & Q Internet 100 ("Internet 100"). All values assume reinvestment of the full amount of all dividends and are calculated as of March 31, 2001; June 30, 2001; September 30, 2001; and December 31, 2001. The peer index is comprised of the following companies:

	ImproveNet	Russell 2000	Internet 100
January 1, 2001	$100.00	$100.00	$100.00
March 31, 2001	$123.68	$93.17	$61.82
June 30, 2001	$92.11	$106.01	$77.87
September 30, 2001	$34.21	$83.73	$45.23
December 31, 2001	$23.68	$101.02	$64.34

(1)
This Section is not "soliciting material," is not deemed "filed" with the SEC and is not to be incorporated by reference in any filing of the Company under the 1933 Act or the 1934 Act whether made before or after the date hereof and irrespective of any general incorporation language in any such filing

RELATED TRANSACTIONS

        The Company has entered into indemnity agreements with certain officers and directors which provide, among other things, that the Company will indemnify such officer or director, under the circumstances and to the extent provided for therein, for expenses, damages, judgments, fines and settlements he may be required to pay in actions or proceedings which he is or may be made a party be reason of his position as a director, officer or other agent of the Company, and otherwise to the full extent permitted under Delaware law and the Company's Bylaws.

EXECUTIVE LOANS

        On July 12, 2001, Ronald Cooper, the Company's President and Chief Executive Officer entered into a Stock Repurchase Agreement with the Company pursuant to which Mr. Cooper sold to the Company 400,000 shares of common stock in consideration for the cancellation by the Company of non-recourse promissory notes of Mr. Cooper for an aggregate principal amount of $1,500,000 plus accrued interest of approximately $143,002.

CHANGE OF CONTROL AGREEMENTS

        In November 2000, the Company's Board of Directors approved the adoption of an change of control agreements with all executive officers in the event that Company either mergers with another entity and is not the surviving corporation or is acquired or sells all or substantially all of its assets (alternatively a "Change of Control Event") and additional acceleration and severance if within 12 months following such Change of Control Event the executive officer's employment is terminated by the surviving corporation without cause or by the executive officer for good reason. The terms of such acceleration provision are that if a Change of Control Event occurs, 50% of all unvested options or shares subject to vesting shall vest immediately. In addition, if within the first 12 months following such Change of Control Event the executive officer's employment is terminated without cause or without good reason, the remainder of the unvested options or shares held by the execution officer would immediately vest, and the executive officer would receive a severance payment equal to twelve months of the executive officer's then-current base salary as well as payment of the executive officer's COBRA benefits during the executive officer's severance period.

OTHER MATTERS

        The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

                      By Order of the Board of Directors

                      Brian Evans
                      Secretary

April 30, 2002

DELIVERY OF THIS PROXY STATEMENT

        The Securities and Exchange Commission has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements with respect to two or more security holders sharing the same address by delivering a single proxy statement addressed to those security holders. This process, which is commonly referred to as "householding," potentially means extra convenience for securityholders and cost savings for companies.

        This year, a number of brokers with account holders who are ImproveNet, Inc. stockholders will be "householding" our proxy materials. A single proxy statement will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected share/stockholders. Once you have received notice from your broker or us that they will be "householding" communications to your address, "householding" will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in "householding" and would prefer to receive a separate proxy statement, please notify your broker or direct your written request to ImproveNet, Inc., Attn: Brian Evans, General Counsel, 1286 Oddstad Drive, Redwood City, CA 94063 or contact Brian Evans at (650) 701-8048.

        Stockholders who currently receive multiple copies of the proxy statement at their address and would like to request "householding" of their communications should contact their broker.

        A copy of the Company's Annual Report to the Securities and Exchange Commission on Form 10-K for the fiscal year ended December 31, 2001 is available without charge upon written request to: Corporate Secretary, ImproveNet, Inc., 1286 Oddstad Drive, Redwood City, CA 94063.

APPENDIX A

IMPROVENET, INC.

CHARTER OF THE AUDIT COMMITTEE
OF THE BOARD OF DIRECTORS

Purpose:

        The purpose of the Audit Committee (the "Committee") of the Board of Directors (the "Board") of ImproveNet, Inc., a Delaware corporation (the "Company"), shall be to make such examinations as are necessary to monitor the corporate financial reporting and the internal and external audits of the Company, to provide the Board with the results of its examinations and recommendations derived therefrom, to outline to the Board improvements made, or to be made, in internal accounting controls, to nominate independent auditors, and to provide such additional information and materials as it may deem necessary to make the Board aware of significant financial matters that require the Board's attention.

Composition:

        The Committee shall be comprised of a minimum of two (2) members of the Board, all of whom shall be non-employee directors. The members of the Committee and its Chairperson will be appointed by and serve at the discretion of the Board.

Functions and Authority:

        The operation of the Committee shall be subject to the provisions of the Bylaws of the Company, as in effect from time to time, and to Section 141 of the Delaware General Corporation Law. The Committee shall have the full power and authority to carry out the following responsibilities:

        1.    To recommend annually to the full Board the firm of certified public accountants to be employed by the Company as its independent auditors for the ensuing year.

        2.    To review the engagement of the independent auditors, including the scope, extent and procedures of the audit and the compensation to be paid therefore, and all other matters the Committee deems appropriate.

        3.    To have familiarity, through the individual efforts of its members, with thle accounting and reporting principles and practices applied by the Company in preparing its financial statements, including, without limitation, the policies for recognition of revenues in financial statements.

        4.    To review with management and the independent auditors, upon completion of their audit, financial results for the year, as reported in the Company's financial statements or other disclosures.

        5.    To assist and interact with the independent auditors in order that they may carry out their duties in the most efficient and cost effective manner.

        6.    To evaluate the cooperation received by the independent auditors during their audit examination, including their access to all requested records, data and information, and elicit the comments of management regarding the responsiveness of the independent auditors to the Company's needs.

        7.    To review the Company's balance sheet, profit and loss statement and statements of cash flows and stockholders' equity for each interim period, and any changes in accounting policy that have occurred during the interim period.

        8.    To review and approve all professional services provided to the Company by its independent auditors and consider the possible effect of such services on the independence of such auditors.

A-1

        9.    To consult with the independent auditors and discuss with Company management the scope and quality of internal accounting and financial reporting controls in effect.

        10.  To investigate, review and report to the Board the propriety and ethical implications of any transactions, as reported or disclosed to the Committee by the independent auditors, employees, officers, members of the Board or otherwise, between (a) the Company and (b) any employee, officer or member of the Board of the Company, or any affiliates of the foregoing.

        11.  To perform such other functions and have such power as may be necessary or convenient in the efficient and lawful discharge of the foregoing.

Meetings:

        The Committee will hold at least four (4) regular meetings per year and additional meetings as the Chairperson or Committee deem appropriate. The President and Chief Financial Officer may attend any meeting of the Committee, except for portions of the meetings where his, her or their presence would be inappropriate, as determined by the Committee Chairperson.

Minutes and Reports:

        Minutes of each meeting of the Committee shall be kept and distributed to each member of the Committee, members of the Board who are not members of the Committee and the Secretary of the Company. The Chairperson of the Committee shall report to the Board from time to time, or whenever so requested by the Board.

A-2

ImproveNet, Inc.
PROXY SOLICITED BY THE BOARD OF DIRECTORS
FOR THE ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON JUNE 6, 2002

        The undersigned hereby appoints Ronald B. Cooper and Michael L. Weiner, Esq., and each of them, as attorneys and proxies of the undersigned, with full power of substitution, to vote all of the shares of stock of ImproveNet, Inc. which the undersigned may be entitled to vote at the Annual Meeting of Stockholders of ImproveNet, Inc. to be held at 1286 Oddstad Drive, Redwood City, CA 94063 on Thursday, June 6, 2002 at 2:00 p.m. (local time), and at any and all postponements, continuations and adjournments thereof, with all powers that the undersigned would possess if personally present, upon and in respect of the following matters and in accordance with the following instructions, with discretionary authority as to any and all other matters that may properly come before the meeting.

        UNLESS A CONTRARY DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED FOR ALL NOMINEES LISTED IN PROPOSAL 1 AND FOR PROPOSAL 2 AS MORE FULLY DESCRIBED IN THE PROXY STATEMENT. IF SPECIFIC INSTRUCTIONS ARE INDICATED, THIS PROXY WILL BE VOTED IN ACCORDANCE THEREWITH.

(Continued, and to be dated and signed on other side)

Please date, sign and mail your
proxy card back as soon as possible!

Annual Meeting of Stockholders
ImproveNet, Inc.

June 6, 2002

/x/	PLEASE MARK YOUR VOTES AS IN THIS EXAMPLE.
PROPOSAL 1: To elect two directors whether by cumulative voting or otherwise, to hold office until the 2005 Annual Meeting of Stockholders.
	FOR all nominees listed below (except as marked to the contrary below)	WITHHOLD AUTHORITY to vote for all nominees listed below
Nominees:
Charles Brown	/ /	/ /
Garrett Gruener	/ /	/ /
To withhold authority to vote for any nominee(s), write such nominee's name below:

Management Recommends a Vote for Proposal.

PROPOSAL 2: To ratify selection of PricewaterhouseCoopers LLP as independent auditors of the Company for its fiscal year ending December 31, 2002.	FOR / /	AGAINST / /	ABSTAIN / /

PLEASE VOTE, DATE AND PROMPTLY RETURN THIS PROXY CARD IN THE ENCLOSED ENVELOPE WHICH IS POSTAGE PREPAID IF MAILED IN THE UNITED STATES.

Signature	Signature	Date

IMPORTANT: Please sign exactly as name appears hereon. If the stock is registered in the name of two or more persons, each should sign. Executors, administrators, trustees, guardians and attorneys-in-fact should add their titles. If signer is a corporation, please give full corporate name and have a duly authorized officer sign, stating title. If signed by a partnership, please sign in partnership name by authorized person.

QuickLinks

PROPOSAL 1 ELECTION OF DIRECTORS
THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF EACH NAMED NOMINEE
THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF EACH NAMED NOMINEE.
PROPOSAL 2 RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS
THE BOARD OF DIRECTORS RECOMMENDS A Vote In Favor Of Proposal 2.
EXECUTIVE OFFICERS
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT(1)
EXECUTIVE COMPENSATION
SUMMARY OF COMPENSATION
STOCK OPTION GRANTS AND EXERCISES
OPTION GRANTS IN LAST FISCAL YEAR
AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR, AND FY-END OPTION/SAR VALUES
RELATED TRANSACTIONS
OTHER MATTERS
APPENDIX A IMPROVENET, INC. CHARTER OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
Please date, sign and mail your proxy card back as soon as possible!
Annual Meeting of Stockholders ImproveNet, Inc.
June 6, 2002